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                                  Exhibit 99.3

                             Form of Notice of Grant







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                    CARDIODYNAMICS INTERNATIONAL CORPORATION
                         NOTICE OF GRANT OF STOCK OPTION

          Notice is hereby given of the following stock option grant (the "Option") pursuant to the 1995 STOCK OPTION/STOCK ISSUANCE PLAN (the "Plan") to purchase shares of the Common Stock of CardioDynamics International Corporation (the "Corporation"):

          OPTIONEE: ____________________________________________________________

          GRANT DATE: __________________________________________________________

          GRANT NUMBER: ____________  OPTION PRICE: $___________ per share

          VESTING COMMENCEMENT DATE: ___________________________________________

          NUMBER OF OPTION SHARES: _____________________________ shares

          EXPIRATION DATE: _____________________________________________________

          TYPE OF OPTION:          _____ Incentive Stock Option
                                   _____ Non-Statutory Stock Option

          DATE EXERCISABLE: This Option may be exercised for all or any portion of the vested Option Shares, any time before the Option expires or terminates.

          VESTING SCHEDULE: The Option shall vest in a series of successive equal monthly installments over each of the first _________ months of Service completed by the Optionee after the Vesting Commencement Date.

          ACCELERATION RIGHTS. Notwithstanding the above, the Option as to all Option Shares will become fully vested immediately prior to the occurrence of a Corporate Transaction.

          OTHER TERMS. Optionee understands that the Option is granted pursuant to the Corporation's Plan. By signing below, Optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B. Capitalized terms used herein which are not otherwise defined shall have the meaning assigned in the attached Exhibits.

          NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the Stock Option Agreement or the Plan shall confer upon the Optionee any right to continue in the Service of the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.


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_________________ , 199__
  Date
                                   CardioDynamics International Corporation



                                   By _____________________________________

                                   Title: _________________________________



                                   ________________________________________
                                      Optionee

                                   Address:

                                   ________________________________________
                                   ________________________________________


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